Exhibit 14.2


                         CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus/Proxy Statement of the CB Core Equity Fund series of The Advisors' Inner Circle Fund and to the incorporation by reference in this Registration Statement (Form N-14) of Federated Equity Funds of our report on the CB Core Equity Fund series of The Advisors' Inner Circle Fund dated December 17, 2007, included in the 2007 Annual Report to shareholders.

                                                     ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 22, 2008